Exhibit 4.16

EXECUTION VERSION

VIRGIN MEDIA FINANCE PLC,
as Issuer

VIRGIN MEDIA INC.,

VIRGIN MEDIA HOLDINGS INC.,

VIRGIN MEDIA GROUP LLC,

VIRGIN MEDIA (UK) GROUP, INC.,

VIRGIN MEDIA COMMUNICATIONS LIMITED,

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED,
as Guarantors

each as pursuant to the original Indenture dated as of April 13, 2004 as amended by the First Supplemental Indenture dated as of October 5, 2006 and the Second Supplemental Indenture dated as of October 30, 2006

VIRGIN MEDIA INVESTMENTS LIMITED

as new Senior Subordinated Subsidiary Guarantor

9.75% Senior Notes due 2014

8.75% Senior Notes due 2014

8.75% Senior Notes due 2014

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 30, 2009

THE BANK OF NEW YORK MELLON

as Trustee

THIRD SUPPLEMENTAL INDENTURE, dated as of December 30, 2009 (this “Third Supplemental Indenture”), by and among Virgin Media Finance PLC (formerly known as NTL Cable PLC), a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc. (formerly known as NTL Incorporated), a Delaware corporation, Virgin Media Holdings Inc. (formerly known as NTL Holdings Inc.), a Delaware corporation, Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.), a Delaware corporation, Virgin Media Group LLC (formerly known as NTL:Telewest LLC), a Delaware limited liability company, Virgin Communications Limited (formerly known as NTL Communications Limited), a limited company organized under the laws of England and Wales (together, the “Senior Guarantors”), Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), a limited company organized under the laws of England and Wales (the “Original Senior Subordinated Subsidiary Guarantor”), (together with the Senior Guarantors, the “Original Note Guarantors”), as guarantors under the indenture dated as of April 13, 2004 (the “Original Indenture”), providing for the creation and issuance by the Issuer of its sterling-denominated 9.75% Senior Notes due 2014, U.S. dollar-denominated 8.75% Senior Notes due 2014, and euro-denominated 8.75% Senior Notes due 2014 (collectively, the “Notes”), as amended by the first supplemental indenture dated as of October 5, 2006 (the “First Supplemental Indenture”) and the second supplemental indenture dated as of October 30, 2006 (the “Second Supplemental Indenture”), Virgin Media Investments Limited, a limited company organized under the laws of England and Wales, as the new senior subordinated subsidiary guarantor (the “New Senior Subordinated Subsidiary Guarantor”), and such other persons as may from time to time become a party to the Indenture as a guarantor as provided therein (together, the “Note Guarantors”), and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking company, as trustee (the “Trustee”).  All references to the “Indenture” shall be to the Original Indenture as amended by the First Supplemental Indenture, the Second Supplemental Indenture and, as applicable, this Third Supplemental Indenture.  All capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

WHEREAS, the Issuer, the Original Note Guarantors and the Trustee have heretofore executed and delivered, as applicable, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture;

WHEREAS, under Section 5.01(b) of the Indenture, a Note Guarantor is not permitted to convey, transfer or lease all or substantially all of its assets to any Person unless, among other things, such transferee Person will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

WHEREAS, the Original Senior Subordinated Subsidiary Guarantor intends to transfer all or substantially all of its assets to the New Senior Subordinated Subsidiary Guarantor;

WHEREAS, the purpose of this Third Supplemental Indenture is for the New Senior Subordinated Subsidiary Guarantor to expressly assume all obligations of the Original Senior Subordinated Subsidiary Guarantor under its Note Guarantee in accordance with Section 5.01(b) of the Indenture by becoming a party to the Indenture as a Senior Subordinated Subsidiary Guarantor and issuing a senior subordinated guarantee in the form of Exhibit A to this

Third Supplemental Indenture (the “New Senior Subordinated Subsidiary Guarantee”) and to make certain conforming changes to the Indenture to reflect the New Senior Subordinated Subsidiary Guarantor becoming a party thereto (the “Indenture Amendments”); and

WHEREAS, notwithstanding such assumption by the New Senior Subordinated Subsidiary Guarantor of all obligations of the Original Senior Subordinated Subsidiary Guarantor under its Note Guarantee, the Original Senior Subordinated Subsidiary Guarantor will not be released from any such obligations and will, jointly and severally with the New Senior Subordinated Subsidiary Guarantor, continue to be liable for such obligations and will also execute and deliver the New Senior Subordinated Subsidiary Guarantee.

NOW, THEREFORE, in consideration of the premises hereof, the parties have executed and delivered this Third Supplemental Indenture, and the Issuer, the Original Note Guarantors, the New Senior Subordinated Subsidiary Guarantor and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Holders, as follows:

SECTION 1.  Assumption of Obligations; New Senior Subordinated Subsidiary Guarantee

(A)                              The New Senior Subordinated Subsidiary Guarantor hereby becomes a party to the Indenture as a Senior Subordinated Subsidiary Guarantor and expressly assumes all obligations of the Original Senior Subordinated Subsidiary Guarantor, jointly and severally with the Original Senior Subordinated Subsidiary Guarantor, and as such will have all of the rights and be subject to all of the obligations and agreements of a Senior Subordinated Subsidiary Guarantor under the Indenture. The New Senior Subordinated Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Senior Subordinated Subsidiary Guarantor (including, without limitation, Article 11 and Article 12 of the Indenture) and to perform all of the obligations and agreements of a Senior Subordinated Subsidiary Guarantor under the Indenture.

(B)                                Upon execution of the New Senior Subordinated Subsidiary Guarantee pursuant to clause (D) below and this Third Supplemental Indenture, the Indenture will be amended in accordance with Section 2 below and the defined terms “Senior Subordinated Subsidiary Guarantor” and “Note Guarantor” in the existing Note Guarantees shall include the New Senior Subordinated Subsidiary Guarantor, and the defined term “Guarantee” in the existing Note Guarantees shall include the guarantee executed pursuant to this Third Supplemental Indenture.

(C)              The form of the senior subordinated subsidiary guarantee attached as Exhibit C to the Original Indenture, is hereby substituted with the form of the senior subordinated subsidiary guarantee attached as Exhibit A to this Third Supplemental Indenture.  For the avoidance of doubt, any references to Exhibit C in Section 11.01(a) of the Indenture shall be deemed references to that exhibit as amended by this Third Supplemental Indenture.

(D)             Simultaneously with the execution and delivery of this Third Supplemental Indenture, the Original Senior Subordinated Subsidiary Guarantor and the New Senior Subordinated Subsidiary Guarantor shall execute and deliver to the Trustee a Note

Guarantee in accordance with Article 11 of the Indenture and in the form attached as Exhibit A to this Third Supplemental Indenture, which shall replace the Note Guarantee issued by the Original Senior Subordinated Subsidiary Guarantor on April 13, 2004 pursuant to the Original Indenture.

SECTION 2.  Indenture Amendments

(A)                              The Indenture Amendments are as follows:

(i)                                     The following definitions are hereby added to Section 1.01 of the Indenture or, if the relevant term is already defined, the following definitions replace the respective definitions in the Indenture:

“Senior Subordinated Subsidiary Guarantor” means each of NTLIH and VMI, and “Senior Subordinated Subsidiary Guarantors” means both of the Senior Subordinated Subsidiary Guarantors.  The guarantee of the Notes by either of the Senior Subordinated Subsidiary Guarantors is referred to as a “Senior Subordinated Subsidiary Guarantee”, and “Senior Subordinated Subsidiary Guarantees” means both of such guarantees. Each Senior Subordinated Subsidiary Guarantee is subject to the provisions of the Intercreditor Deed.

“VMI” means Virgin Media Investments Limited, a limited company organized under the laws of England and Wales.

(ii)                              The phrase “the Senior Subordinated Subsidiary Guarantor” is hereby replaced with the phrase “a Senior Subordinated Subsidiary Guarantor” as follows: (a) in the definition of “Designated Senior Indebtedness;” (b) each time such term is used in paragraph (y) of the definition of “Refinancing Indebtedness;” (c) in the definition of “Senior Default;” (d) the first, fifth and sixth time such term is used in the definition of “Senior Indebtedness;” (e) in the definition of “Senior Payment Default;”(f) the first time such term is used in the definition of “Senior Subordinated Indebtedness;” (g) in Section 4.10(c)(1); (h) the first and fifth time such term is used in Section 4.20; (i) in Section 9.01(a)(4); (j) in Section 9.01(b);  (k) in the second paragraph of Section 9.02; (l) the first time such term is used in Section 11.02(b); (m) the first time such term is used in the second paragraph of Section 12.02; (n) the first, second and fifth time such term is used in Section 12.03; (o) in Section 12.04; and (p) in the heading and first paragraph of Section 12.05.

(iii)                               The phrase “the Senior Subordinated Subsidiary Guarantor” is hereby replaced with “such Senior Subordinated Subsidiary Guarantor” as follows: (a) the second, third fourth, seventh, eighth, ninth, tenth, eleventh and twelfth time such term is used in the definition of “Senior Indebtedness;” (b) the second, third and fourth time such term is used in the definition of “Senior Subordinated Indebtedness;” (c) the second, third, fourth, sixth and seventh time such term is used in Section 4.20; (d) each time (other than the first time) such term is used in Section 11.02(b); (e) the second, third, fourth, sixth, seventh, eighth, ninth and tenth time such term is used in Section 12.01; (f) the second and third time such term is used in the second paragraph of Section 12.02; and (g) the third, fourth and sixth time such term is used in Section 12.03.

(iv)                              The phrase “the Senior Subordinated Subsidiary Guarantor” is hereby replaced with the phrase “each Senior Subordinated Subsidiary Guarantor” as follows: (a) in the definition of “Note Guarantor;” (b) in the definition of “Subsidiary Guarantor;” (c) the first time such term is used in Section 11.01(e); (d) in Section 11.01(h); and (e) the first and fifth time such term is used in Section 12.01.

(v)                                 The phrase “Senior Subordinated Subsidiary Guarantee” is hereby replaced with the phrase “Senior Subordinated Subsidiary Guarantees”: (a) in Section 4.09(b)(3); (b) in the penultimate sentence of Section 11.01(a); and (c) in the heading of Article 12.

(vi)                              The phrase “Senior Subordinated Subsidiary Guarantor” is hereby replaced with the phrase “Senior Subordinated Subsidiary Guarantors” in the first sentence of Section 9.02.

(vii)                           The phrase “the Senior Subordinated Subsidiary Guarantee” is hereby replaced with the phrase “such Senior Subordinated Subsidiary Guarantee”: (a) the second time such term is used in Section 4.20; and (b) in the final paragraph of Section 11.02(b).

(viii)                    The phrase “or the “Senior Subordinated Subsidiary Guarantor”“ is hereby deleted from the first paragraph of the preamble.

SECTION 3.  Miscellaneous

(A)            Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(B)                                THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

(D)                               All agreements of the Issuer, the Original Note Guarantors and the New Senior Subordinated Subsidiary Guarantor in this Third Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

(E)                                 In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

(F)                                 The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.

(G)                                The titles and headings of the sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.

(H)                               The Trustee shall not be responsible in any manner for or in respect of, and makes no representation as to, the validity, adequacy or sufficiency of this Third Supplemental Indenture, the New Senior Subordinated Subsidiary Guarantee or the recitals contained herein, all of which recitals are made by the Issuer, the Original Note Guarantors and the New Senior Subordinated Subsidiary Guarantor solely.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

SIGNATURES

VIRGIN MEDIA FINANCE PLC		VIRGIN MEDIA COMMUNICATIONS LIMITED

By:	/s/ ROBERT MACKENZIE	By:	/s/ ROBERT MACKENZIE
	Name: Robert Mackenzie		Name: Robert Mackenzie
	Title: Director		Title: Director

VIRGIN MEDIA INC.		VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	/s/ BRYAN HALL	By:	/s/ ROBERT MACKENZIE
	Name: Bryan H. Hall		Name: Robert Mackenzie
	Title: Secretary		Title: Director

VIRGIN MEDIA HOLDINGS INC.		VIRGIN MEDIA INVESTMENTS LIMITED

By:	/s/ BRYAN HALL	By:	/s/ ROBERT MACKENZIE
	Name: Bryan H. Hall		Name: Robert Mackenzie
	Title: Secretary		Title: Director

VIRGIN MEDIA (UK) GROUP, INC.		VIRGIN MEDIA GROUP LLC

By:	/s/ ROBERT MACKENZIE	By:	/s/ BRYAN HALL
	Name: Robert Mackenzie		Name: Bryan H. Hall
	Title: President		Title: Secretary

[Supplemental Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ MICHAEL LEE
Name: Michael Lee
Title: Senior Associate

[Supplemental Indenture]

EXHIBIT A

FORM OF SUBORDINATED GUARANTEE

For value received, each of the undersigned (the “Senior Subordinated Subsidiary Guarantors”), to the extent set forth in and subject to the terms of the Indenture, dated as of April 13, 2004 as amended by a first supplemental indenture dated as of October 5, 2006, a second supplemental indenture dated as of October 30, 2006 and as amended or supplemented from time to time (the “Indenture”), among Virgin Media Finance PLC (formerly known as NTL Cable PLC), a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc. (formerly known as NTL Incorporated), a Delaware corporation (“Parent”), Virgin Media Group LLC (formerly known as NTL:Telewest Group LLC), a Delaware limited liability company, Virgin Media Holdings Inc. (formerly known as NTL Holdings Inc.), a Delaware corporation, as successor to Communications Cable Funding Corp., Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.), a Delaware corporation, Virgin Media Communications Limited (formerly known as NTL Communications Limited), a limited company organized under the laws of England and Wales, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), a limited company organized under the laws of England and Wales, Virgin Media Investments Limited, a limited company organized under the laws of England and Wales, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), hereby jointly and severally with each other Note Guarantor irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium or Special Interest, if any, on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Senior Subordinated Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Senior Subordinated Subsidiary Guarantor, and that such Senior Subordinated Subsidiary Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Senior Subordinated Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 and Article 12 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

Each Senior Subordinated Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Senior Subordinated Subsidiary

Guarantor without rendering such Senior Subordinated Subsidiary Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signatures on following page]

IN WITNESS WHEREOF, the Senior Subordinated Subsidiary Guarantors have caused this Guarantee to be signed by a duly authorized officer.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:
Name:
Title:

VIRGIN MEDIA INVESTMENTS LIMITED

By:
Name:
Title:

[Senior Subordinated Subsidiary Guarantee]